University General Health System, Inc. Revenue Increases 29% to $72.5 Million in 2011

Shareholders' Equity Improves by $38 Million in Year Ended December 31, 2011

HOUSTON, TX -- (Marketwire - April 17, 2012) - University General Health System, Inc. (OTCQB: UGHS) (PINKSHEETS: UGHS), a diversified, integrated multi-specialty health delivery system, today announced its 2011 operating results, including a 29% improvement in total revenue, an increase in shareholders' equity of $38 million, and an increase in assets of $48.1 million.

Highlights for the year ended December 31, 2011:

  Net patient revenue increased 22% to approximately $68.3 million, compared with approximately $55.9 million in the year ended December 31, 2010. Average daily inpatient census at the Company's flagship University General Hospital in Houston increased by 38.5% in 2011 relative to prior-year levels.
  Resident revenue for the senior living business segment approximated $3.6 million, support services revenue totaled $465,639, and other revenue totaled $174,211 in 2011. The senior living properties reported an overall occupancy of 92.2% in the year ended December 31, 2011. This was higher than the senior living industry's national average occupancy of 87.8% for combined properties as reported by the National Investment Center for the Senior Housing and Care Center for the fourth quarter 2011.
  Total revenue rose approximately 29% to $72.5 million, compared with $56.1 million in 2010. Total revenue in 2011 included partial-year revenue from senior living and support services business segments that were acquired during the second half of 2011.
  Net patient revenue from Medicare and Medicaid accounted for approximately 34.5% and 31.7% of total net patient revenue, and revenue from managed care contracts and other third party payors accounted for approximately 54.3% and 56.0% of net patient revenue in 2011 and 2010, respectively.
  Total assets increased 72% to $114.7 million as of December 31, 2011, compared with $66.5 million at December 31, 2010.
  Shareholders' equity improved by $38 million, from a negative ($38.1 million) at December 31, 2010 to a negative ($0.4 million) at December 31, 2011.
  EBITDA declined slightly to $9.6 million in 2011, versus $10.3 million in 2010. (EBITDA is a non-GAAP measure that is reconciled with GAAP results in a table at the end of this press release.).
  Operating income decreased to approximately $2.5 million in 2011, versus approximately $3.4 million in the previous year, primarily due to increased staffing and other costs associated with the implementation of an aggressive internal and external growth strategy, along with one-time costs associated with going public and an increase in management fees that were attributable to certain acquisitions.
  The Company recorded a net loss attributable to common shareholders of ($2.6 million), or ($0.01) per share, in the most recent year, compared with a net loss attributable to common shareholders of ($1.7 million), or ($0.01) per share, in 2010.

"Our 29% increase in total revenue during 2011 was primarily attributable to a 38.5% increase in the average daily census at University General Hospital, higher net patient collections, the opening of a Hyperbaric Wound Care Center, and the mid-year acquisitions of TrinityCare Senior Living and Autimis," commented Dr. Hassan Chahadeh, M.D., Chairman and Chief Executive Officer of University General Health System, Inc. "While operating income decreased 26% for the year, partially due to higher staffing and other costs associated with the implementation of an aggressive organic growth and acquisition strategy, we were very pleased that EBITDA declined only 6%, in spite of the costs associated with going public."

"University General Health System enters 2012 as a much stronger company that is well-positioned to execute its growth strategy. Supported by a stronger balance sheet, our objectives for 2012 include the pursuit of additional acquisitions to build out our regional health care system in the Houston area, and we may expand into one or more new markets, as well. Longer-term, we plan to capitalize on opportunities created by the current regulatory and reimbursement environment, through acquisitions and expansions, to develop diversified, integrated, multi-specialty health care delivery networks comprised of flagship acute care hospitals that are supported by complementary free-standing hospital outpatient departments (HOPDs) in each market. One of our primary goals for 2012 is to advance a physician-centric operating model that bonds independent physicians and medical groups to our hospital and facilities through value-added partnering, management and service arrangements. We expect these efforts, among other factors, to result in substantial improvements in the Company's financial performance in 2012."

Use of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business. The Company defines Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale of assets, depreciation and amortization (including non-cash impairment charges), amortization of deferred gain, and non-cash stock-based compensation expense.

The Company believes Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

  It is helpful in identifying trends in day-to-day performance because the items excluded have little or no significance to day-to-day operations;
  It provides an assessment of controllable expenses and affords management the ability to make decisions that are expected to facilitate meeting current financial goals and achieve optimal financial performance; and
  It is an indication of whether adjustments to current spending decisions are necessary.

About University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates one hospital, two ambulatory surgical centers and a Hyperbaric Wound Care Center (HBOT) in the Houston area. Also, University General owns three senior living facilities and manages six senior living facilities, and it plans to complete multiple additional developments in the near future in Houston and other strategic markets. University General also owns a Support Services company that includes a revenue cycle and luxury facilities management company.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with the Securities and Exchange Commission.

(Financial Highlights Follow)

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                         Consolidated Balance Sheets

                                                  December 31  December 31,
                                                     2011          2010
                                                 ------------  ------------
                                                                (Restated)
ASSETS
Current assets
  Cash and cash equivalents                      $    538,018  $  2,291,754
  Accounts receivables, net                        10,913,361     8,312,184
  Inventories                                       1,908,177     1,765,735
  Receivables from related parties                    658,764       633,678
  Prepaid expenses and other assets                 1,275,104        52,790
                                                 ------------  ------------
    Total current assets                           15,293,424    13,056,141

Investments in unconsolidated affiliates              687,323             -
Property and equipment, net                        77,012,883    53,224,152
Intangible assets                                   1,140,000             -
Goodwill                                           18,299,310             -
Other assets                                        2,234,985       266,603
                                                 ------------  ------------
    Total assets                                 $114,667,925  $ 66,546,896
                                                 ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Accounts payable                               $ 11,874,720  $ 14,823,508
  Payables to related parties                       2,493,088     4,714,951
  Accrued expenses                                  7,516,940     7,984,109
  Accrued acquisition cost                          1,007,380             -
  Taxes Payable                                     4,171,826     5,436,041
  Deferred revenue                                    314,876             -
  Lines of credit                                   8,451,025             -
  Notes payable, current portion                   28,982,331     8,321,298
  Notes payable to related parties, current
   portion                                          2,798,783     4,027,650
  Capital lease obligations, current portion        5,943,685    11,591,999
  Capital lease obligation to related party,
   current portion                                    239,409       137,076
                                                 ------------  ------------
    Total current liabilities                      73,794,063    57,036,632

Lines of credit                                             -     8,450,000
Notes payable, less current portion                 8,459,474     5,487,939
Notes payable to related parties, less current
 portion                                            1,983,514     2,087,241
Capital lease obligations, less current portion        34,893       532,805
Capital lease obligation payable to related
 party, less current portion                       30,803,450    31,042,859
                                                 ------------  ------------
      Total liabilities                           115,075,394   104,637,476

Commitments and contingencies                               -             -

Shareholders' equity (deficit)

  Preferred stock, $0.001 par value, 20,000,000
   shares authorized, 3,000 shares issued and
   outstanding                                              3             3
  Common stock, $0.001 par value, 480,000,000
   shares authorized; 276,395,895 and
   151,498,884 shares issued and outstanding at
   September 30, 2011 and December 31, 2010,
   respectively                                       283,440       152,501
  Additional paid in capital                       49,078,223    12,068,748
  Shareholders' receivables                        (2,219,068)            -
  Accumulated deficit                             (52,883,027)  (50,311,832)
                                                 ------------  ------------
    Total shareholders' deficit                    (5,740,429)  (38,090,580)
  Non-controlling interest                          5,332,960             -
                                                 ------------  ------------
      Total equity (deficit)                         (407,469)  (38,090,580)
                                                 ------------  ------------
      Total liabilities and shareholders' equity
       (deficit)                                 $114,667,925  $ 66,546,896
                                                 ============  ============

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                    Consolidated Statements of Operations
                                 (Unaudited)

                                                    Twelve Months Ended
                                                       December 31,
                                               ----------------------------
                                                    2011           2010
                                               -------------  -------------
Revenues
Net patient service revenues, net of
 contractual Adjustments                       $  68,302,619  $  55,929,507
Resident revenues                                  3,564,514              -
Revenue cycle revenues                               465,639              -
Other revenues                                       174,211        205,042
                                               -------------  -------------
    Total revenues                                72,506,983     56,134,549

Operating expenses
  Salaries, benefits, and other employee costs    29,157,012     19,902,304
  Medical supplies                                13,202,829     11,314,219
  Management fees for third party                  5,346,456      2,597,546
  General and administrative expenses             18,078,907     11,347,868
  Bad debt expense                                 1,332,434      3,439,321
  Gain on extinguishment of liabilities           (4,441,449)    (2,781,917)
  Depreciation and amortization                    7,336,710      6,952,007
                                               -------------  -------------
    Total operating expenses                      70,012,899     52,771,348
                                               -------------  -------------
Operating income                                   2,494,084      3,363,201

Interest expense                                  (4,938,603)    (4,782,168)
Other Income                                         500,000              -
                                               -------------  -------------
Income (loss) before income tax                   (1,944,519)    (1,418,967)
State income tax expense                             443,862        300,000
                                               -------------  -------------
Income (loss) before non-controlling interest  $  (2,388,381)    (1,718,967)

Net income attributable to non-controlling
 interests                                          (182,814)             -
                                               -------------  -------------
Net income (loss) attributable to Company      $  (2,571,195) $  (1,718,967)
                                               =============  =============

Basic and diluted earnings (loss) per share
 data:

  Basic and diluted earnings (loss) per share  $       (0.01) $       (0.01)
                                               =============  =============

  Basic and diluted weighted average shares
   outstanding                                   254,401,405    123,583,509
                                               =============  =============

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                    Consolidated Statements of Cash Flows
                                 (Unaudited)

                                                     Twelve Months Ended
                                                        December 31,
                                                     2011          2010
Operating activities
  Net income (loss)                              $ (2,388,381) $ (1,718,967)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities:
    Bad debt expense                                7,336,710     6,952,007
    Depreciation and amortization                   1,332,434     3,439,321
    Gain (loss) on sales of assets                    500,000        10,170
    Gain on extinguishment of liabilities          (4,441,449)   (2,781,917)
  Net changes in other operating assets and
   liabilities:
    Accounts receivable                            (3,567,069)   (4,624,256)
    Related party receivables and payables            202,681      (595,627)
    Inventories                                      (142,442)     (540,495)
    Prepaid expenses and other assets                (587,189)      (37,782)
    Accounts payable, accrued expenses, and
     payable to Internal Revenue Service              (77,842)    2,948,352
    Deferred revenue                                  290,501             -

      Net cash (used in) provided by operating
       activities                                  (2,542,046)    3,050,806

Investing activities
  Purchase of property and equipment                 (831,107)     (276,516)
  Business acquisitions, net of cash acquired         211,910
  Investments in unconsolidated affiliates           (187,323)            -

        Net cash used in investing activities        (806,520)     (276,516)

Financing activities
  Redemption of common stock                          (50,000)      (50,000)
  Issuance of common stock                          7,298,000     3,830,000
  Borrowings under notes payable                    2,717,662       519,982
  Payments on notes payable                        (5,779,381)   (1,148,782)
  Payments on debt issuance costs                    (425,000)            -
  Borrowings under notes payable to related
   party                                            3,944,633       130,000
  Payments on notes payable to related party       (2,138,171)     (924,581)
  Payments on capital leases                       (3,835,837)   (2,776,475)
  Payments on capital lease obligation to
   related party                                     (137,076)      (64,320)
        Net cash provided by (used in) financing
         activities                                 1,594,830      (484,176)

Net (decrease) increase in cash and cash
 equivalents                                       (1,753,736)    2,290,114
Cash and cash equivalents at beginning of period    2,291,754         1,640

Cash and cash equivalents at end of period       $    538,018  $  2,291,754

Supplemental disclosure of cash flow information
  Interest paid                                  $  1,975,813  $  3,829,791
  Taxes paid                                     $    628,040  $          -
Supplemental noncash investing activities
  Property and equipment additions financed      $          -  $    682,704
Supplemental noncash financing activities
  Transfer of accrued interest to capital lease
   obligations                                   $          -  $    476,014
  Assumption of notes payable with a
   corresponding related party note receivable   $          -  $    100,000
  Exchange of debt for common stock on February
   2011                                          $  3,500,000  $          -
  Issuance of common stock on February 2011      $  2,219,068  $          -
  Issuance of common stock to affiliate for
   termination of service agreement              $  1,000,000  $          -
  Noncash consideration paid for acquisitions    $ 26,171,189  $          -
  Transfer of accrued interest, accounts
   payables and capital lease obligation to debt
   obligation                                    $  5,177,912  $          -

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                         Adjusted EBITDA Calculation

                                                     Twelve Months Ended
                                                         December 31,
                                                      2011          2010
                                                  ------------  -----------
Net income (loss)                                 $ (2,571,195)  (1,718,967)
Provision (benefit) for income taxes                   443,862      300,000
Other non-operating expense (income)                  (500,000)           -
Interest expense:
  Debt and lease obligations                         4,938,603    4,782,168
Interest income                                              -            -
Depreciation and amortization                        7,336,710    6,952,007
                                                  ------------  -----------
Adjusted EBITDA                                      9,647,980   10,315,208
                                                  ============  ===========

For Additional Information, Please Contact:

Donald Sapaugh
President
(713) 375-7557
dsapaugh@ughs.net

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com

Michael Porter
President, Porter, LeVay & Rose
Investor Relations
212-564-4700
Michael@plrinvest.com